Exhibit 4.1

MILLIPORE CORPORATION

and

CITIBANK, N.A.

as Trustee, Principal Paying Agent and Registrar

and

CITIBANK INTERNATIONAL PLC

as Irish Paying Agent

INDENTURE

Dated as of June 30, 2006

€250,000,000 Principal Amount

5.875% Senior Notes due 2016

-ii-

Exhibit A	— Form of Global Note
Exhibit B-1	— Form of Private Placement Legend
Exhibit B-2	— Form of Legend for Global Note
Exhibit C	— Form of Transfer Certificate

-iii-

INDENTURE, dated as of June 30, 2006, by and among Millipore Corporation, a Massachusetts corporation (the “Company”), Citibank, N.A., as trustee (the “Trustee”), Principal Paying Agent, and Registrar, and Citibank International plc, as Irish Paying Agent.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 5.875% Senior Notes due 2016 (the “Notes”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Additional Notes” means any notes originally issued under the terms of this Indenture after the Issue Date in addition to the Initial Notes (but, for the avoidance of doubt, excluding any Notes issued pursuant to Section 2.06, 2.07, 2.10 or 3.07).

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

“Attributable Debt” means, at the time any determination thereof is to be made, with respect to any lease related to a Sale and Lease-Back Transaction under which the Company or any of its Restricted Subsidiaries is liable, the total net amount of rent the Company or its Restricted Subsidiary must pay under such lease during its remaining primary term, discounted from the respective due dates thereof to such date of determination using a discount rate equal to the weighted average yield to maturity of the outstanding Notes. “Net” amount of rent means the rent payable by the lessee after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

“Board of Directors” means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bund Rate” means, with respect to any relevant date, the rate per annum equal to the equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Change of Control” will be deemed to occur at such time as (a) any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company, any subsidiary of the Company or any employee benefit plan of the Company is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the total outstanding voting power in the aggregate of all classes of the Company’s capital stock entitled to vote generally in the election of directors, (b) there occurs a sale, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Company’s property or assets, on a consolidated basis, in any one transaction or series of related transactions to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or (c) the Company is liquidated or dissolved or holders of the Company’s capital stock approve any plan or proposal for the Company’s liquidation or dissolution.

“Clearstream” means Clearstream Banking, socíété anonyme.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” or “Company Request” means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such Redemption Date to June 30, 2016, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of Euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to June 30, 2016; provided, however, that, if the period from such Redemption Date to June 30, 2016 is less than one year, a fixed maturity of one year shall be used.

“Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations) after excluding the highest and lowest such Reference German Bund Dealer Quotations, of, if the Company obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, on the date of any determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting:

(i) all current liabilities; and

(ii) all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles,

all as set forth on the most recent quarterly balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles in the United States.

“Corporate Trust Office” shall mean with respect to (i) the Trustee, Citibank, N.A., 14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, Attention: Agency & Trust, or any

other address that the Trustee may designate with respect to itself from time to time by notice to the Company and the Noteholders, (ii) the Principal Paying Agent, Citibank, N.A., 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, Attention: Bond Desk, or any other address that the Principal Paying Agent may designate with respect to itself from time to time by notice to the Company and the Noteholders, (iii) the Registrar, Citibank, N.A., 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, Attention: Registrar Desk, or any other address that the Registrar may designate with respect to itself from time to time by notice to the Company and the Noteholders and (iv) the Irish Payment Agent, Citibank International plc, 1 North Wall Quay, Dublin 1, Ireland, Attention: Global Securities Services, or any other address that the Irish Paying Agent may designate with respect to itself from time to time by notice to the Company and the Noteholders.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means Euroclear and Clearstream, and their respective nominees and successors.

“Euro” means the single currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Funded Debt” means:

(1) all Indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but which is by its terms renewable or extendible beyond 12 months from such date at the option of the borrower (excluding any amount thereof included in current liabilities);and

(2) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles in the United States (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the amount so capitalized).

“Holder” or “Noteholder” means a person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, at any time, all obligations for borrowed money (including without duplication any guarantees in respect thereof).

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Notes” means the €250,000,000 5.875% Senior Notes due 2016 issued on the Issue Date by the Company pursuant to this Indenture.

“Initial Purchasers” means UBS Limited, Banc of America Securities Limited, Goldman Sachs International, ABN Amro Bank N.V., HSBC Bank plc, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, Thomas Weisel Partners LLC and First Analysis Securities Corporation.

“IRS” means the United States Internal Revenue Service.

“Issue Date” means June 30, 2006.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, security interest, statutory or other lien, or preference, priority or other security or similar agreement of any kind or nature whatsoever.

“Maturity Date” means June 30, 2016.

“Non-U.S. Person” means a person who is not a U.S. person as defined in Regulation S; provided, however, that for purposes of Section 4.11, the term “Non-U.S. Person” shall mean as defined in Section 4.11(C).

“Notes” means the Initial Notes and the Additional Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed by one Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

“Permitted Transfer” shall mean any transfer of property or assets between or among one or more Subsidiaries or from one or more Subsidiaries to the Company.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Principal Property” means, subject to certain exceptions, any manufacturing plant or other facility owned on the date hereof or thereafter acquired by the Company or any Restricted Subsidiary that is located within the continental United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which, on the date as of which the determination is being made, exceeds 2% of the Company’s Consolidated Net Tangible Assets.

“Purchase Agreement” means the Purchase Agreement dated June 23, 2006 between the Company and the Initial Purchasers.

“Purchase Notice” means a Purchase Notice in the form set forth in the Notes.

“QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

“Redemption Date” means the date specified for Redemption of the Notes in accordance with the terms of the Notes and this Indenture.

“Redemption Price” means, with respect to a Note to be redeemed by the Company in accordance with Article III (and, for the avoidance of doubt, subject to the provisos below), a price payable in cash equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by Reference German Bund Dealers, (a) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the Redemption Date) discounted to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Bund Rate plus 50 basis points; provided, however, that solely for purposes of a Serologicals Redemption, the term “Redemption Price” shall be deemed to mean an amount equal to one hundred and one percent (101%) of the principal amount of the Notes to be redeemed; provided, further, that solely for purposes of a Tax Redemption, the term “Redemption Price” shall be deemed to mean an amount equal to one hundred percent (100%) of the principal amount of the Notes to be redeemed.

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Company.

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Company or its agents of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company or its agents by such Reference German Bund Dealer at or about 3:30 p.m. Frankfurt, Germany time on the third business day (being for this purpose a day on which banks are open for business in Frankfurt, London and New York) preceding the relevant date.

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall in each case have direct responsibility for the administration of this Indenture.

“Restricted Security” means a security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means a subsidiary of the Company (1) organized under the laws of a State of the United States, (2) substantially all the property of which is located, or substantially all the business of which is carried on, within the continental United States and (3) which owns a Principal Property.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Lease-Back Transaction” means any arrangement whereby the Company or one of its Restricted Subsidiaries has sold or transferred, or will sell or transfer, any Principal Property to any bank, insurance company or other lender or investor and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the Principal Property substantially over the useful life of such Principal Property.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Serologicals” means Serologicals Corporation, a Delaware corporation.

“Serologicals Merger” means the business combination contemplated by the Serologicals Merger Agreement pursuant to which the Company will acquire Serologicals.

“Serologicals Merger Agreement” means the Agreement and Plan Of Merger, dated as of April 25, 2006, among the Company, Charleston Acquisition Corp., a Delaware corporation, and Serologicals.

“Significant Subsidiary” with respect to any person means any subsidiary of such person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture.

“Subsidiary” means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.11
“Applicable Requirements”	4.11
“Bankruptcy Law”	6.01
“Book-Entry Interests”	2.01
“Business Day”	10.07
“Change of Control Offer”	3.09
“Change of Control Purchase Date”	3.09
“Change of Control Purchase Price”	3.09
“Code”	4.11
“Covenant Defeasance”	8.03
“Custodian”	6.01
“Event of Default”	6.01
“Global Note”	2.01
“Irish Paying Agent”	2.03
“Legal Defeasance”	8.02
“Legal Holiday”	10.07

Term	Defined in Section
“Notice of Default”	6.01
“Participants”	2.15
“Paying Agent”	2.03
“Physical Notes”	2.01
“Principal Paying Agent”	2.03
“Private Placement Legend”	2.17
“Purchase Upon a Change of Control”	3.01
“Qualified Intermediary”	2.03
“Redemption”	3.01
“Registrar”	2.03
“Regulation S Book-Entry Interests”	2.01
“Regulation S Global Note”	2.01
“Resale Restriction Termination Date”	2.17
“Rule 144A Global Note”	2.01
“Rule 144A Book-Entry Interests”	2.01
“Serologicals Redemption”	3.08
“Tax Certifications”	2.03
“Tax Redemption”	3.10
“Withholding Agent”	2.03

Section 1.03 [Reserved].

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means “including without limitation”;

(v) words in the singular include the plural and in the plural include the singular;

(vi) provisions apply to successive events and transactions;

(vii) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(viii) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

ARTICLE II

THE NOTES

Section 2.01 Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, provided such notations, legends, or endorsements are in a form reasonably acceptable to the Company. Each Note shall be dated the date of its authentication.

Notes sold to QIBs in reliance on Rule 144A under the Securities Act shall be represented by one or more global notes in registered form without interest coupons attached substantially in the form set forth in Exhibit A (the “Rule 144A Global Note”). Notes sold to Non-U.S. Persons in reliance on Regulation S under the Securities Act shall be represented by one or more global notes in registered form without interest coupons attached substantially in the form set forth in Exhibit A (the “Regulation S Global Note” and, together with the Rule 144A Global Note, the “Global Notes”). The Global Notes shall be deposited with a common depositary and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream.

Ownership of interests in the Rule 144A Global Note (“Rule 144A Book-Entry Interests”) and in the Regulation S Global Note (the “Regulation S Book-Entry Interests” and, together with the Rule 144A Book-Entry Interests, the “Book-Entry Interests”) shall be limited to persons that have accounts with Euroclear and/or Clearstream, or persons that hold interests through such participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described herein, Book-Entry Interests will not be held in definitive certificated form.

Book-Entry Interests will be shown on, and transfers thereof will be done only through, records maintained in the book-entry form by Euroclear and Clearstream and their participants. So long as the Notes are held in global form, Euroclear and/or Clearstream, as applicable (or their respective nominees), shall be considered the sole holders of Global Notes for all purposes under this Indenture.

Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the “Physical Notes”) and, if applicable, bearing any legends required by Section 2.17.

Section 2.02 Execution and Authentication.

One duly authorized Officer shall sign the Notes for the Company by manual or facsimile signature.

A Note’s validity shall not be affected by the failure of an Officer whose signature is on such Note to hold, at the time the Note is authenticated, the same office at the Company.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate (i) Notes for original issue in the aggregate principal amount of €250,000,000 and (ii) Additional Notes from time to time for issuance after the Issue Date to the extent otherwise permitted hereunder. Additional Notes will be treated as the same series of Notes as the Initial Notes, for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. If the Company issues Additional Notes prior to the end of the distribution compliance period applicable to the Initial Notes under Regulation S, the distribution compliance period applicable to the Initial Notes and such Additional Notes may, in the Company’s sole discretion, be extended until the date that is 40 days after the later of (i) the commencement of the offering of such Additional Notes and (ii) the closing date of such Additional Notes.

Upon a written order of the Company signed by two (2) Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate Notes not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(B).

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as the Trustee to deal with the Company and its Affiliates.

If a written order of the Company pursuant to this Section 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Note issued in global form shall be in writing but need not comply with Section 10.04 hereof and need not be accompanied by an Opinion of Counsel.

The Notes shall be issuable only in registered form without interest coupons and only in denominations of €50,000 principal amount and integral multiples of €1,000 in excess thereof.

Section 2.03 Registrar and Paying Agent.

The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (“Registrar”). The Registrar shall keep a register of the Notes and of the transfer and exchange thereof. The Registrar shall provide the Company a current copy of such register from time to time upon request of the Company. The Company shall maintain an office or agency (i) in London, England (“Principal Paying Agent”), (ii) in Dublin, Ireland (the “Irish Paying Agent” and together with the Principal Paying Agent, the “Paying Agents”), for so long as the Notes are listed on the Irish Stock Exchange and its rules so require, and (iii) if, after the Issue Date, both such Paying Agents become obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC (or any law implementing or complying with, or introduced to conform to, that directive) in connection with any payment made by them in relation to the Notes, in another member state of the European Union (including any country which becomes a member of the European Union after the Issue Date) where such paying agent will not be obliged to withhold or deduct tax pursuant to the directive (any such paying agent appointed pursuant to this clause (iii) shall be deemed for purposes of this Indenture to be the “Principal Paying Agent”).

The Company hereby initially appoints Citibank, N.A. at its Corporate Trust Office in London, England as transfer agent, Registrar and Principal Paying Agent until such time as Citibank, N.A. has resigned and a successor has been appointed. In addition, the Company appoints Citibank International plc as Irish Paying Agent until such time as Citibank International plc has resigned and, if the Notes are listed on the Irish Stock Exchange, a successor has been appointed. In the event that a Paying Agent or transfer agent is replaced, the Company will, if and so long as the Notes are listed on the Irish Stock Exchange and the rules of such stock exchange shall so require, provide notice thereof published in a newspaper having a general circulation in Ireland and (in the case of Physical Notes), in addition to such publication, mailed by first-class mail to each Holder’s registered address with a copy to the Trustee. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-Registrar, and the term “Paying Agent” includes any additional paying agent retained by the Company. The Company may change any Registrar, co-Registrar or Paying Agent without notice to the Holders. Each Registrar and Paying Agent shall be entitled, without duplication, to the rights, benefits and exculpatory provisions of this Indenture set forth in Article VII hereof.

The Notes may be presented or surrendered for payment and notices and demands in respect of such Notes and this Indenture may be served at the offices of such Paying Agents. In the event that Physical Notes are issued, (a) the Physical Notes may be presented or surrendered for registration of transfer or for exchange, (b) the Physical Notes may be presented or surrendered for payment and (c) notices and demands in respect of the Physical Notes and this Indenture may be served at the Corporate Trust Office of the Principal Paying Agent in London, England (or, in the case of a Principal Paying Agent retained in accordance with clause (iii) of the initial paragraph of this Section 2.03, at an office of the Principal Paying Agent in the applicable member state of the European Union) or the corporate trust office of the Registrar in London, England and, if and so long as the Notes are listed on the Irish Stock Exchange and the rules of such stock exchange so require, at the office of the Irish Paying Agent.

The satisfaction by the Company of any obligation or requirement hereunder to, or with respect to, the Principal Paying Agent (including, without limitation, the obligation to deposit moneys) shall be deemed to constitute satisfaction of such obligation or requirement with respect to all Paying Agents hereunder.

The Paying Agent or Paying Agents shall

(i)

(a) obtain through the Depositary or otherwise from each of Euroclear, Clearstream, and any other person that acts as an agent of Euroclear or Clearstream or that acts in a similar capacity thereto (each, a “Withholding Agent”) that is a “Qualified Intermediary” for U.S. federal income tax purposes with primary U.S. non-resident alien and backup withholding and information reporting responsibility in respect of all payments on a Note (“Qualified Intermediary”), a properly completed, duly executed and valid qualified intermediary withholding certificate (as described in applicable U.S. Treasury Regulations), on IRS Form W-8IMY (or any substitute or successor form of certificate), including any required attachments, prior to the first interest payment date on a Note and at such times thereafter as may be necessary to maintain the validity of the certificate (or any substitute or successor form of certificate), certifying that the Withholding Agent is a Qualified Intermediary; and

(b) provide the IRS Form W-8IMY (or any substitute or successor certificate), including any attachments thereto, of any Withholding Agent that is a Qualified Intermediary to the Company immediately upon demand for any reason by the Company; and

(ii) either:

(a)(x) obtain through the Depositary or otherwise, in respect of each beneficial owner or holder of a Note that holds the Note through a Withholding Agent that is not a Qualified Intermediary or through the Paying Agent or Paying Agents, any applicable certification, information, documentation or evidence of compliance with any reporting requirement concerning the nationality, residence, identity or connection with the United States of the beneficial owner or holder, including without limitation, the ap-propriate IRS Form W-8 (including any required attachments) (or any substitute or successor form of cer-tificate) or Form W-9 (or any substitute or successor form of certificate), as applicable, if without regard to any tax treaty, such compliance is required by statute or by regulation of the United States as a precon-dition to relief or exemption from any tax, assessment or other governmental charge (“Tax Certifica-tions”) prior to the first interest payment date on a Note and at such times thereafter as may be necessary to maintain the validity of the Tax Certifications and (y) provide the Tax Certifications of any beneficial owner or holder of a Note that holds the Note through a Withholding Agent that is not a Qualified Inter-mediary or through the Paying Agent or Paying Agents to the Company immediately upon demand for any reason by the Company; or

(b) maintain records and notify the Company prior to each payment date on a Note of any beneficial owner or holder of a Note that holds the Note through a Withholding Agent that is not a Qualified Intermediary or through the Paying Agent or Paying Agents and that does not deliver Tax Certi-fications to the Paying Agent or Paying Agents, and provide the records to the Company immediately upon demand for any reason by the Company.

Section 2.04 Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all moneys held by the Paying Agent for the payment of the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

Section 2.05 Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Noteholders appearing in the Note register of the Registrar.

Section 2.06 Transfer and Exchange.

Subject to Sections 2.15 and 2.16 hereof, where Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Notes at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Note (i) for a period of twenty (20) days before selecting, pursuant to Section 3.03, Notes to be redeemed or (ii) during a period beginning at the opening of business twenty (20) days before the mailing of a notice of redemption of the Notes selected for Redemption under Section 3.04 and ending at the close of business on the day of such mailing or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unredeemed or unrepurchased portion of Notes being redeemed or repurchased in part.

No service charge shall be made for any transfer, exchange of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange of Notes, other than exchanges pursuant to Sections 2.10, 9.05, or Article III, not involving any transfer.

Section 2.07 Replacement Notes.

If the Holder of a Note claims that the Note has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note upon surrender to the Trustee of the mutilated Note, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Note satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company and the Trustee from any loss which any of them may suffer if such Note is replaced. The Trustee and the Company may charge such Holder for their expenses in replacing a Note.

In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note when due.

Every replacement Note is an additional obligation of the Company only as provided in Section 2.08.

Section 2.08 Outstanding Notes.

Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Note does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Note is held by a protected purchaser.

If a Paying Agent (other than the Company) has received from the Company on the Business Day prior to a Redemption Date, Change of Control Purchase Date or the Maturity Date, money sufficient to pay the aggregate Redemption Price, Change of Control Purchase Price or principal amount, as the case may be, with respect to all Notes to be redeemed, purchased or paid upon Redemption, Purchase Upon a Change of Control or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Purchase Upon a Change of Control or maturity, plus any Additional Amounts then payable, then (unless there shall be a Default in the payment of such aggregate Redemption Price, Change of Control Purchase Price or principal amount, or of such accrued and unpaid interest (or of any Additional Amounts then payable) except as otherwise provided herein, on and after such date such Notes shall be deemed to be no longer outstanding, interest on such Notes shall cease to accrue, and such Notes shall be deemed paid whether or not such Notes are delivered to a Paying Agent. Thereafter, all rights of the Holders of such Notes shall terminate with respect to such Notes, other than the right to receive the Redemption Price, Change of Control Purchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, plus any Additional Amounts then payable, in accordance with this Indenture.

Section 2.09 Notes Held by the Company or an Affiliate.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee the pledgee’s right so to concur with respect to such Notes and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Notes, an Affiliate of the Company or an affiliate of any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may rely on the advice of counsel or on an Officer’s Certificate.

Section 2.10 [Reserved].

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall promptly cancel all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. All cancelled Notes held by the Trustee shall be destroyed, and certification of their destruction shall, upon request, be delivered by the Trustee to the Company unless the Company shall, by a Company Order, direct that cancelled Notes be returned to it.

Section 2.12 Defaulted Interest.

If and to the extent the Company defaults in a payment of interest on the Notes, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Notes. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Noteholders on a subsequent special record date. The Company shall fix such record date and payment date. At least fifteen (15) calendar days before the record date, the Company shall mail to Noteholders a notice that states the record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

Section 2.13 ISINs and Common Codes.

The Company in issuing the Notes may use one or more “ISINs” and/or “Common Codes”, and if so, the Trustee shall use the ISINs and/or Common Codes in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee or the Trustee as to the correctness or accuracy of the ISINs or Common Codes printed on the notice or on the Notes; provided further, that reliance may be placed only on the other identification numbers printed on the Notes, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such ISINs or Common Codes. The Company shall promptly notify the Trustee and the Trustee of any change in the ISINs or Common Codes.

Section 2.14 Deposit of Moneys.

Prior to 3:00 P.M., London time, on the Business Day prior to each interest payment date, Maturity Date, Redemption Date or Change of Control Purchase Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date or Change of Control Purchase Date, as the case may be, in a timely manner which permits a Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date or Change of Control Purchase Date, as the case may be.

The Company shall, prior to 3:00 P.M., London time, on the second Business Day prior to the due date of each payment by it under this Section 2.14, confirm by facsimile to the Paying Agent the payment instructions relating to such payment and shall, prior to 3:00 P.M., London time, on the Business Day prior to the due date of each payment by it under this Section 2.14, use its best efforts to procure that the bank effecting payment for it confirms by telex or authenticated SWIFT message to the Paying Agent the payment instructions relating to such payment.

The Principal Paying Agent shall be entitled to deal with each amount paid to it under this Section 2.14 in the same manner as other amounts paid to it as a banker by its customers provided, however, that it shall not be liable to any person for interest thereon. No monies held by any Paying Agent need be segregated except as required by law.

A Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest in respect of the Notes, if:

(a) in the case of the Principal Paying Agent, it has not received the full amount of any payment due to it under this Section 2.14 or is not satisfied that such payment will be made; or

(b) in the case of any other Paying Agent, it has been notified by the Principal Paying Agent that payment has not been received, unless it is subsequently notified that such payment has been received.

Section 2.15 Book-Entry Provisions for Global Notes.

(A) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.17.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(B) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Notes shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Notes only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Note and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation, (ii) the Company notifies the Trustee that it has elected to cause the issuance of Physical Notes, or (iii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.

(C) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.15(B), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(D) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to Section 2.15(B) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(E) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16 Special Transfer Provisions.

(A) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, but except as provided in Section 2.15(B), a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(B) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Non-U.S. Person:

(i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, only if (x) the requested transfer is subsequent to a date which is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Note or (y) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto; and

(ii) if the proposed transferor is a Participant holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) changes in the principal amount of the Global Notes in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, or (b) if the transfer involves a transfer of outstanding Physical Notes, the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

(C) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is a Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(D) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Notes has delivered to the Registrar or co-Registrar a notice in the form of Exhibit C hereto.

(E) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(F) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate within two (2) years after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two (2) years after the last date on which the Company or any Affiliate was an owner of such Note (or such longer period of time as may be required under the Securities Act or applicable state securities laws), in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

Section 2.17 Restrictive Legends.

Each Global Note and Physical Note that constitutes a Restricted Security shall bear the legend (the “Private Placement Legend”) as set forth in Exhibit B-1 on the face thereof until after the second anniversary of the later of (i) the Issue Date and (ii) the last date on which the Company or any Affiliate was the owner of such Note (or any predecessor Note) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state Notes laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the “Resale Restriction Termination Date”).

Each Global Note shall also bear the legend as set forth in Exhibit B-2.

Section 2.18 Ranking.

The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitutes and will constitute a senior unsecured (subject to Section 4.09) obligation of the Company, ranking equally with all other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

ARTICLE III

REDEMPTION AND REPURCHASE

Section 3.01 Right of Redemption.

(A) Redemption of the Notes, as permitted by any provision of this Indenture, shall be made:

(i) with respect to a repurchase at the Company’s option, in accordance with paragraphs 6 and 7 of the Notes (a “Redemption”); and

(ii) with respect to any repurchase upon a Change of Control, in accordance with paragraph 8 of the Notes (a “Purchase Upon a Change of Control”);

in each case in accordance with the applicable provisions of this Article III.

(B) The Company will comply with all federal and state Notes laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Notes pursuant to this Article III.

(C) The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date, to redeem all or any part of the Notes at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date, plus any Additional Amounts then payable; provided, however, that in no event shall any Redemption Date be a Legal Holiday; provided further, that if the Redemption Date with respect to a Note is on or after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Note at the close of business on such record date, and the Holder surrendering such Note for Redemption shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such record date.

(D) Notes in denominations larger than €1,000 principal amount may be redeemed in part but only in integral multiples of €1,000 principal amount; provided, however, that no Notes will be redeemed in part if the resulting Note would have a minimum denomination that is less than €50,000.

Section 3.02 Notices to Trustee.

If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Notes to be redeemed, which notice shall be provided to the Trustee by the Company at least fifteen (15) days (or, in the case of a Serologicals Redemption, one (1) Business Day) prior to the mailing, in accordance with Section 3.04, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee).

Section 3.03 Selection of Notes to Be Redeemed.

If the Company has elected to redeem less than all the Notes pursuant to paragraph 6 of the Notes, the Trustee shall, within five (5) Business Days after receiving the notice specified in Section 3.02, select the Notes to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. The Trustee shall make such selection from Notes then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. The Trustee may select for Redemption portions of the principal amount of Notes that have denominations larger than €1,000 principal amount. Notes and portions of them the Trustee selects for Redemption shall be integral multiples of €1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Notes selected for Redemption and the principal amount thereof to be redeemed; provided, however, that no Note shall be redeemed in part if the resulting Note would have a minimum denomination that is less than €50,000.

The Registrar need not register the transfer of or exchange any Notes that have been selected for Redemption, except the unredeemed portion of the Notes being redeemed in part. The Registrar need not issue, authenticate, register the transfer of or exchange any Note for a period of twenty (20) days before selecting, pursuant to this Section 3.03, Notes to be redeemed.

Section 3.04 Notice of Redemption.

At least twenty (20) days but not more than sixty (60) days before a Redemption Date (or, with respect to a Serologicals Redemption, not less than ten (10) nor more than thirty (30) days before the applicable Redemption Date), the Company shall mail, or cause to be mailed, by first-class mail a notice of Redemption to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note register.

The notice shall identify the Notes and the aggregate principal amount thereof to be redeemed pursuant to the Redemption and shall state:

(i) the Redemption Date;

(ii) the appropriate calculation of the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (determined taking into account the second proviso in Section 3.01(C)), plus any Additional Amounts then payable, if any; provided, however, that in the case of a redemption in accordance with paragraph 6(a) of the Notes, the notice need not include the Redemption Price itself and the Company will deliver to the Trustee no later than two (2) Business Days prior to the Redemption Date an Officer’s Certificate stating the Redemption Price.

(iii) the name and address of the Paying Agent;

(iv) the paragraph of the Notes pursuant to which the Notes are to be redeemed;

(v) that Notes called for Redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest (plus any Additional Amounts), if any, payable as herein provided upon Redemption;

(vi) that, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest (and Additional Amounts), if any, payable as herein provided upon Redemption (including, where the Redemption Date is on or after a record date for the payment of an installment of interest and on or before the related interest payment date, the payment, on such interest payment date, of accrued and unpaid interest to, but excluding, such interest payment date to the Holder of record at the close of business on such record date), interest on Notes called for Redemption ceases to accrue on and after the Redemption Date, except as otherwise provided herein, all rights of the Holders of such Notes shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Notes and in accordance with this Indenture, the amounts due hereunder on such Notes upon Redemption (and the rights of the Holder(s) of record of such Notes to receive, on the applicable interest payment date, accrued and unpaid interest in accordance herewith in the event the Redemption Date is on or after a record date for the payment of an installment of interest and on or before the related interest payment date); and

(vii) the ISINs or Common Codes, as the case may be, of the Notes.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail the notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

Section 3.05 Effect of Notice of Redemption.

Once notice of Redemption is mailed, Notes called for Redemption become due and payable on the Redemption Date at the consideration set forth herein, and, on and after such Redemption Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Notes shall cease to bear interest, and all rights of the Holders of such Notes shall terminate, other than the right to receive such consideration upon surrender of such Notes to the Paying Agent.

If any Note shall not be fully and duly paid in accordance herewith upon Redemption, the principal of, and accrued and unpaid interest on, such Note shall, until paid, bear interest at the rate borne by such Note on the principal amount of such Note.

Notwithstanding anything herein to the contrary, there shall be no purchase of any Notes pursuant to a Redemption if there has occurred (prior to, on or after, as the case may be, the mailing of the notice of Redemption specified in Section 3.04) and is continuing an Event of Default (other than a Default in the payment of the consideration payable as herein provided upon Redemption). The Paying Agent will promptly return to the respective Holders thereof any Notes held by it during the continuance of such an Event of Default.

Section 3.06 Deposit of Redemption Price.

Prior to 3:00 P.M., London time on the Business Day prior to the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Redemption Date, sufficient to pay the consideration payable as herein provided upon Redemption on all Notes to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

Section 3.07 Notes Redeemed in Part.

Any Note to be submitted for Redemption only in part shall be delivered pursuant to Section 3.05 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not submitted for Redemption.

Section 3.08 Redemption upon Failure to Consummate the Serologicals Merger Transaction.

If the Serologicals Merger is not consummated, then the Company shall on or before October 31, 2006, redeem (the “Serologicals Redemption”) all of the Notes at a price payable in cash equal to one hundred and one percent (101%) of the principal amount of the Notes to be so redeemed, plus any accrued and unpaid interest to, but excluding, such Redemption Date, plus any Additional Amounts then payable. Unless otherwise herein provided, the requirements applicable to a Redemption pursuant to Sections 3.01(A) and 3.01(C) shall also apply to the Serologicals Redemption.

Section 3.09 Change of Control.

Upon the occurrence of any Change of Control, each Holder shall have the right to require that the Company purchase, on the Change of Control Purchase Date (as defined below), all but not less than all, of that Holder’s Notes for a cash price equal to 101% of the principal amount of the Notes to be purchased (the “Change of Control Purchase Price”), plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Purchase Date, plus any Additional Amounts then payable thereon; provided, however, that if the Change of Control Purchase Date with respect to a Note is on or after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, if any, but excluding, such interest payment date shall be paid on such interest payment date to the Holder of record of such Notes at the close of business on such record date, and the Holder requiring the Company to purchase such Notes will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Notes at the close of business on such record date.

(A) Within thirty (30) days following the date on which the Change of Control occurs, the Company must send or cause to be sent by first class mail, a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the terms described below (the “Change of Control Offer”). Such notice shall govern the terms of the Change of Control Offer and shall state:

(i) that the Change of Control Offer is being made pursuant to this Section 3.09 and that all Notes properly tendered shall be accepted for payment;

(ii) the Change of Control Purchase Price plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Purchase Date (as defined below) (determined taking into account the proviso in the initial paragraph of this Section 3.09) plus any Additional Amounts then payable and the purchase date (which shall be a Business Day no earlier than twenty (20) Business Days nor later than ninety (90) days from the date such notice is mailed (the “Change of Control Purchase Date”));

(iii) that any Note not tendered shall continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

(v) that such Change of Control Offer shall remain open for at least twenty (20) Business Days or for such longer period as is required by law and upon expiration of such twenty (20) Business Day period that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of the Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the second Business Day preceding the Change of Control Purchase Date;

(vi) that Holders shall be entitled to withdraw their acceptance if the Paying Agent receives, not later than the second Business Day preceding the Change of Control Purchase Date, a notice setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

(vii) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance;

(viii) a description of the transaction or transactions constituting Change of Control; and

(ix) the name, address and telephone number of the Paying Agent.

(B) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(C) On the Business Day prior to the Change of Control Purchase Date, the Company shall, to the extent lawful, deposit with the Paying Agent an amount of Euros equal to the Change of Control Purchase Price plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Purchase Date (and determined taking into account the proviso in the initial paragraph of this Section 3.09), plus any Additional Amounts then payable in respect of all Notes properly tendered.

(D) On the Change of Control Purchase Date, the Company shall, to the extent lawful, (1) accept for payment all Notes properly tendered pursuant to the Change of Control Offer and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

(E) The Paying Agent shall as promptly as practicable make payments in accordance with paragraph 3 of the Global Notes to each Holder of Notes properly tendered the Change of Control Purchase Price plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Purchase Date (and determined taking into account the proviso in the initial paragraph of Section 3.09), plus any Additional Amounts then payable for such Notes.

(F) The Company shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 3.09 by virtue of this compliance.

(G) The provisions of this Section 3.09 that require the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether any other provisions of this Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, this Section 3.09 does not contain provisions that permit a Holder to require that the Company purchase or redeem all or any portion of the Notes in the event of a takeover, recapitalization or similar transaction.

(H) The Company’s obligation to make a Change of Control Offer shall be satisfied if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(I) Notwithstanding anything to the contrary in this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 3.10 Redemption Upon Tax Event.

(A) The Company shall have the right, at the Company’s option, to redeem (a “Tax Redemption”) the Notes in whole, but not in part, on not more than sixty (60) days’ and not less than twenty (20) days’ notice, at a price payable in cash equal to one hundred percent (100%) of the outstanding principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, such Redemption Date plus any Additional Amounts then payable with respect to such Notes, if the Company determines that as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change or amendment to such laws, treaties, regulations or rulings, or any change or amendment to the official application, administration, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction in the United States, or any other action, other than an action predicated on law generally known on or before June 26, 2006 except for proposals before the Congress before that date, taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any action, whether or not such action or proposal was taken or made with respect to the Company,

(i) the Company shall have or will become obligated to pay Additional Amounts as described in Section 4.11 on any Notes; or

(ii) there is a substantial possibility that the Company will be required to pay Additional Amounts on any Notes.

(B) Prior to the publication of any notice of a Tax Redemption, the Company will deliver to the Trustee (1) an Officers’ Certificate stating that the Company is entitled to effect a Tax Redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right to so redeem have occurred and (2) an Opinion of Counsel to the effect that the Company is entitled to effect a Tax Redemption and that the conditions precedent to the Company’s right to so redeem have occurred based on the statement of facts.

(C) Unless otherwise herein provided, the requirements applicable to a Redemption pursuant to Sections 3.01(A) and 3.01(C) shall also apply to each Tax Redemption.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Notes.

The Company shall pay all amounts due with respect to the Notes on the dates and in the manner provided in the Notes and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on the Business Day prior to that date money sufficient to pay the amount then due with respect to the Notes (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Company will pay, in Euros that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Notes, which amounts shall be paid (A) in the case of a Note that is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case of a Note that is held, other than global form, by a Holder of more than five million euros (€5,000,000) in aggregate principal amount of Notes, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Note that is held, other than global form, by a Holder of five million euros (€5,000,000) or less in aggregate principal amount of Notes, by mailing a check to the address of such Holder set forth in the register of the Registrar.

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Notes.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain, or cause to be maintained, in London, England, and, if and so long as the Notes are listed on the Irish Stock Exchange and the rules of such stock exchange so require, in Dublin, Ireland, an office or agency (which may be an office of the Trustee, Registrar or co-Registrar or Irish Paying Agent) where Notes may be surrendered for registration of transfer or exchange or payment. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to maintain, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the applicable Corporate Trust Office of the Trustee. The Company will maintain, or cause to be maintained, in London, England and, if and so long as the Notes are listed on the Irish Stock Exchange and the rules of such stock exchange so require, in Dublin, Ireland, an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in London, England, and, if and so long as the Notes are listed on the Irish Stock Exchange and the rules of such stock exchange so require, in Dublin, Ireland for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the applicable Corporate Trust Office of each of the Trustee, the Irish Paying Agent, the Principal Paying Agent and the Registrar as an agency of the Company in accordance with Section 2.03.

Section 4.03 Rule 144A Information and Annual Reports.

(A) At any time when the Company is not subject to, or is in violation of, Sections 13 or 15(d) of the Exchange Act, the Company shall promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A; provided, however, that the Company shall not be obligated to provide such information if none of the outstanding Notes constitute Restricted Securities. The Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request in writing to the extent required from time to time to enable such Holder or beneficial owner to sell its Notes in accordance with Rule 144A, as such rule may be amended from time to time.

(B) The Company shall deliver to the Trustee, no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act, a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC; provided further, each such report will be deemed to be so delivered to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (including, if applicable, any extension permitted by Rule 12b-25 under the Exchange Act). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and each Holder, within thirty (30) calendar days after the date the Company would have been required to file such reports with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company’s certified independent public accountants as such would be required in such reports filed with the SEC and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required.

Section 4.04 Compliance Certificate.

The Company shall deliver to the Trustee, within ninety (90) calendar days after the end of each fiscal year of the Company, or, if earlier, by the date the Company is, or would be, required to file with the SEC the Company’s annual report (whether on Form 10-K under the Exchange Act or another appropriate form) for such fiscal year, a certificate of two (2) or more Officers, stating whether or not the signatories to such certificate have actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Notes. If such signatories do know of any such Default or Event of Default, then such certificate shall describe the Default or Event of Default and its status.

Section 4.05 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Corporate Existence.

Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and of each Subsidiary, and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the good faith judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

Section 4.07 Notice of Default.

Upon the Company becoming aware of the occurrence of any Default or Event of Default, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

Section 4.08 Further Instruments and Acts.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.09 Limitation on Liens.

Neither the Company nor any Restricted Subsidiary may create, incur, assume or suffer to exist any Lien upon any Principal Property, whether owned on the date hereof or later acquired, to secure any Indebtedness, without securing the Notes (together with, if the Company so determines, any other Indebtedness of the Company or any Restricted Subsidiary then existing or thereafter created that is not subordinate to the Notes and any debt securities of any other series then outstanding hereunder) by that Lien equally and ratably with, or at the option of the Company prior to, such secured Indebtedness, so long as that Indebtedness is so secured.

The foregoing restriction will not apply to Indebtedness secured solely by:

(i) Liens existing on the date hereof (including those securing any refinancing of debt underlying such Liens);

(ii) Liens on any property existing at the time the Company or a Restricted Subsidiary acquires it;

(iii) Liens in favor of the Company or any Restricted Subsidiary;

(iv) Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(v) Liens on property, shares of Capital Stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after the later of the acquisition of such property, shares of Capital Stock or Indebtedness or the completion of construction for the purpose of financing all or any part of the purchase price thereof or construction thereon;

(vi) Liens securing obligations issued by a state, territory or possession of the United States or the District of Columbia or any political subdivision or instrumentality of any of the foregoing to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel or in accordance with an IRS ruling, includible in gross income by reason of Section 103(a) of the Internal Revenue Code of 1986, as amended;

(vii) Liens made in connection with, or securing payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(viii) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens in existence less than 120 days from the date of creation thereof in respect of obligations not overdue; provided that such Liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the Company or any of its Restricted Subsidiaries in good faith by appropriate proceedings and if the Company or any of its Restricted Subsidiaries shall have set aside on its books adequate reserves with respect thereto as required by generally accepted accounting principles in the United States; provided, further that the Company or any of its Restricted Subsidiaries will pay any such claim forthwith upon commencement of proceedings to foreclose any such Lien;

(ix) Liens consisting of easements, rights of way, zoning restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s Liens under leases to which the Company or any Restricted Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries which defects do not individually or in the aggregate have a material adverse effect on the business of the Company or of its Restricted Subsidiaries individually or of the Company and its Restricted Subsidiaries on a consolidated basis;

(x) Liens in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company or any of its Restricted Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Company or any of its Restricted Subsidiaries has maintained adequate reserves; and

(xi) any extensions, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided, however, that such extension, renewal or replacement Lien shall be limited to all or part of the same property, shares of Capital Stock or Indebtedness that secured the Lien so extended, renewed or replaced (plus improvements on such property).

The Company and its Restricted Subsidiaries may create, incur, assume or suffer to exist Liens securing any Indebtedness without equally and ratably securing the Notes and other debt securities issued hereunder, if any, provided that the aggregate amount of such Indebtedness and Attributable Debt with respect to Sale and Lease-Back Transactions does not exceed 15% of the Company’s Consolidated Net Tangible Assets.

Section 4.10 Limitation on Sale and Lease-Back Transactions.

Neither the Company nor any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless the aggregate amount of all Attributable Debt with respect to Sale and Lease-Back Transactions plus the aggregate amount of Indebtedness secured by Liens (and not otherwise excepted from the restriction on Liens described pursuant to Section 4.09 above) incurred without equally and ratably securing the Notes (or at the option of the Company on a senior basis) pursuant to Section 4.09 above, would not exceed 10% of Company’s Consolidated Net Tangible Assets. The foregoing restriction will not apply to, and there shall be excluded from Attributable Debt in any computation described herein or in Section 4.09 with respect to Sale and Lease-Back Transactions if:

(i) the lease in such Sale and Lease-Back Transaction is for a period, including renewal rights, of three years or less;

(ii) the Company or any Restricted Subsidiary, within 180 days after the Sale and Lease-Back Transaction, applies an amount not less than the greater of the net proceeds of the Sale and Lease-Back Transaction or the fair value of the Principal Property included in the Sale and Lease-Back Transaction (as determined by the Board of Directors) at the time of the Sale and Lease-Back Transaction to (a) the prepayment or retirement of Notes or other Funded Debt of Company or any of its Restricted Subsidiaries or (b) the purchase of other property which will constitute Principal Property; provided, however, that the amount to be applied to the retirement of such Funded Debt of the Company or a Restricted Subsidiary shall be reduced by (x) the principal amount of any Notes, or other notes or debentures constituting such Funded Debt, delivered within such 180-day period to the Trustee or other applicable trustee for retirement and cancellation and (y) the principal amount of such Funded Debt, other than items referred to in the preceding clause (x), voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale; provided, further, that, notwithstanding the foregoing, no retirement referred to in this clause (i) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision; or (ii) to the purchase of other property which will constitute a Principal Property having a fair market value, in the opinion of the Board of Directors, at least equal to the fair market value of the Principal Property leased in such sale and leaseback transaction;

(iii) the Sale and Lease-Back Transaction in respect of a Principal Property is made prior to, or at the time of, or within 180 days after the later of the acquisition of the Principal Property or the completion of the construction thereon;

(iv) the lease in such Sale and Lease-Back Transaction secures or relates to obligations issued by a state, territory or possession of the United States or the District of Columbia or any political subdivision or instrumentality of any of the foregoing to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel or in accordance with an IRS ruling, includible in gross income of the Holder by reason of Section 103(a) of the Internal Revenue Code of 1986, as amended; or

(v) such Sale and Lease-Back Transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

Section 4.11 Additional Amounts.

(A) The Company shall pay to each holder of a Note who is a Non-U.S. Person (as defined below) additional amounts (“Additional Amounts”) as may be necessary so that every net payment of principal and interest (including in each case, for this purpose, Additional Amounts) on the Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or any taxing authority thereof or therein, will not be less than the amount that would have been received if such tax, assessment or other governmental charge had not been deducted or withheld. The Company shall not be required, however, to make any payment of Additional Amounts for or on account of:

(i) any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection between the beneficial owner, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, the beneficial owner, if the beneficial owner is an estate, nominee, trust, partnership, company or corporation, and the United States including, without limitation, the beneficial owner, or any fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States, or having or having had a permanent establishment therein or (B) the presentation of a note for payment on a date more than thirty (30) days after the later of the date on which that payment first becomes due and payable and the date on which payment thereof is duly provided for;

(ii) any estate, inheritance, gift, sales, transfer, excise, personal property, wealth, interest equalization or similar tax, assessment or other governmental charge;

(iii) any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of a beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company, or a foreign private foundation or any other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(iv) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payment of principal or interest on a beneficial owner’s Note;

(v) any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from any payment of principal or interest on any Note if that payment can be made without deduction or withholding by any other paying agent in any jurisdiction;

(vi) any tax, assessment or other governmental charge imposed, deducted or withheld as a result of (A) the failure of a holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the beneficial owner or any holder of a Note, if, without regard to any tax treaty, such compliance is required by statute or by regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge (such requirements hereinafter referred to as “Applicable Requirements”), or (B) the failure of a holder or beneficial owner to comply with Applicable Requirements through a “Qualified Intermediary” for U.S. federal income tax purposes or through a paying agent;

(vii) any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the Company or (B) a controlled foreign corporation (as defined in Section 957 of the Code and the regulations promulgated thereunder) with respect to the United States that is related to the Company (within the meaning of Section 864(d)(4) of the Code and the regulations promulgated thereunder) or (C) a bank receiving interest as described in Section 881(c)(3)(A) of the Code and the regulations promulgated thereunder;

(viii) any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to the European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(ix) any combination of items clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) of this Section 4.11(A).

(B) The Company shall not pay any Additional Amounts to any holder of a Note that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to the fiduciary, or a member of the partnership or the sole beneficial owner of the payment would not have been entitled to the payment of those Additional Amounts had the beneficiary, settlor, member or sole beneficial owner been the holder of the Note.

(C) As used in Section 4.11(A), “Non-U.S. Person” means any corporation, partnership, individual or fiduciary that is, as to the United States and within the meaning of the Code, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is, as to the United States and within the meaning of the Code, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident or a non-resident fiduciary of a foreign estate or trust.

ARTICLE V

SUCCESSORS

Section 5.01 When Company May Merge, etc.

The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) the successor person is a corporation, partnership or trust organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the successor person expressly assumes by supplemental indenture all the obligations of the Company under the Notes and this Indenture; and (iii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

Section 5.02 Successor Substituted.

Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

An “Event of Default” occurs if:

(i) the Company fails to pay the principal of, or premium, if any, on, any Note (and any Additional Amounts relating thereto) when the same becomes due and payable, whether at maturity, upon Redemption or on a Change of Control Purchase Date or otherwise;

(ii) the Company fails to pay an installment of interest on any Note (and any Additional Amounts relating thereto) when due, if such failure continues for thirty (30) days after the date when due;

(iii) the Company fails to comply with any other term, covenant or agreement set forth in the Notes or this Indenture and such failure continues for the period, and after the notice, specified below;

(iv) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of fifty million dollars ($50,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within sixty (60) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in the aggregate principal amount of the Notes then outstanding, each in accordance with this Indenture;

(v) the Company or any of its Subsidiaries fails, within sixty (60) days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds fifty million dollars ($50,000,000), which are not stayed on appeal;

(vi) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(A) commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors; or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

(B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

(C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (A), (B) and (C) of this Section 6.01(vi), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (iii) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding notify the Company and the Trustee in writing, of the Default and (II) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Notes request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

Section 6.02 Acceleration.

If an Event of Default (excluding an Event of Default specified in Section 6.01(vi) with respect to the Company (but including an Event of Default specified in Section 6.01(vi) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the Notes to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, and any Additional Amounts then payable on, all Notes shall be due and payable immediately. If an Event of Default specified in Section 6.01(vi) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(vi) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, and any Additional Amounts then payable on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 have been paid.

Section 6.03 Other Remedies.

Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, and a Responsible Officer of the Trustee has actual knowledge of such Event of Default, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

Section 6.04 Waiver of Past Defaults.

Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Note, or in the payment of the Redemption Price or the Change of Control Purchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon

Redemption or Purchase Upon a Change of Control) or (B) any Default or Event of Default in respect of any provision of this Indenture or the Notes which, under Section 9.02, cannot be modified or amended without the consent of the Holders of ninety percent (90%) or more of the aggregate principal amount of the outstanding Notes. When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06 Limitation on Suits.

Except as provided in Section 6.07, a Noteholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy;

(iv) the Trustee does not comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and

(v) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Notes, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Notes, including any unpaid and accrued interest.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Noteholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee, Principal Paying Agent and Registrar for amounts due under Section 7.07;

Second: to Noteholders for all amounts due and unpaid on the Notes, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

Third: the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Noteholders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.01 Duties of Trustee.

(A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(B) The Trustee, except during the continuance of an Event of Default:

(i) need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer thereof, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(D) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee shall be segregated from other funds as directed in writing by the Company or as required by law and shall be invested by the Trustee pursuant to the written instructions of the Company reasonably satisfactory to the Trustee.

Section 7.02 Rights of Trustee.

(A) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours of the Company to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

(B) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. No such Officer’s Certificate or Opinion of Counsel shall be at the expense of the Trustee.

(C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(D) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(E) The Trustee may act through agents or attorneys, and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(F) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(G) The Trustee (except with respect to Section 6.01) shall not have any duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of a Default, Event of Default or Change of Control except (i) with respect to the Trustee any Default or Event of Default occurring pursuant to Sections 6.01(i) or (ii) or a Change of Control or (ii) any Default, Event of Default or Change of Control of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Except as otherwise provided herein, the Trustee may, in the absence of such actual knowledge or receipt of such written notification, conclusively assume that there is no Default, Event of Default or Change of Control. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the receipt by the Trustee of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer’s Certificates).

(H) Subject to Section 7.01(A), the Trustee shall not be under any obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee, security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(J) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(K) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or reasonably adequate indemnity against such risk or liability is not assured to it.

(L) The Trustee shall not have any duty (i) to see to any recording, filing or depositing of this Indenture or any Indenture referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance.

(M) The rights of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable other than for its negligence or willful misconduct in the performance of such act.

(N) The Trustee shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04 Disclaimer of the Trustee.

The Trustee does not make any representation as to the validity or adequacy of this Indenture or the Notes; the Trustee shall not be accountable for the Company’s use of the proceeds from the Notes. Furthermore, the Trustee shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Note, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

Section 7.06 Reports by Trustee to Holders.

A copy of each report at the time of its mailing to Noteholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee of the listing or delisting of the Notes on or from any stock exchange.

Section 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for their services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by them pursuant to, and in accordance with, any provision hereof. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the agents and counsel of the Trustee.

The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the negligence, bad faith or willful misconduct of the Trustee.

Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, without limitation, business, goodwill, opportunity or lost profits), even if the Trustee has been advised of the likelihood of such losses or damages and regardless of the form of action.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except that held in trust to pay amounts due on particular Notes.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee or the termination or expiry of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(v) or (vi) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon such successor’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign by so notifying the Company in writing thirty (30) Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee may, at the Company’s expense, and the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Notes may, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Each successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.07.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee if such successor corporation is otherwise eligible hereunder.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee that (A) is an entity organized and doing business under the laws of the United States of America or of any state thereof, (B) is authorized under such laws to exercise corporate trustee power, (C) is subject to supervision or examination by federal or state authorities and (D) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

Section 7.11 [Reserved].

ARTICLE VIIA

PAYING AGENT AND REGISTRAR

Section 7A.01 Rights and Powers.

Each Paying Agent and Registrar may, in connection with its services hereunder:

(A) except as ordered by a court of competent jurisdiction or otherwise required by law and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof, but subject to Section 2.03, treat the holder of any Note as its absolute owner for all purposes and make payments thereon accordingly;

(B) assume that the terms of the Notes as issued are correct;

(C) rely upon and shall be protected against liability for acting on the terms of any notice, communication or other document believed by it to be genuine and that has been signed or presented by the proper party in the absence of bad faith, willful misconduct or negligence on its part; and

(D) engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and such Paying Agent and Registrar shall be protected and shall incur no liability as against the Company in respect of any action taken, or permitted to be taken, in accordance with such advice and in good faith).

Section 7A.02 Extent of Duties.

Each Paying Agent and Registrar shall only be obliged to perform the duties set out in this Indenture. Unless otherwise herein provided, no Paying Agent or Registrar shall:

(A) be under any fiduciary duty or other obligation towards or have any relationship of agency or trust for or with any person other than the Company and the Trustee; or

(B) be responsible for or liable in respect of the legality, validity or enforceability of the Notes or any act or omission of any other person (including, without limitation, any other Paying Agent or Registrar).

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01 Termination of the Obligations of the Company.

This Indenture shall cease to be of further effect if (a) either (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07 hereof) have been delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable at their scheduled maturity or upon Redemption or Purchase Upon a Change of Control, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07 hereof) on the Maturity Date or Redemption Date or Change of Control Purchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Notes shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture; and (e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 2.17, 3.05, 3.09, 3.10, 4.01, 4.02, 4.05, 4.07 and 4.08 and Article VIII shall survive any discharge of this Indenture until such time as the Notes have been paid in full and there are no Notes outstanding.

Section 8.02 Legal Defeasance.

(a) This Section 8.02 shall apply to all outstanding Notes at the Company’s election upon compliance with the conditions set forth in Section 8.04.

(b) Upon the Company’s application of Section 8.02 to the Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (even if, subject to the satisfaction of the conditions in Section 8.04 hereof, amounts paid to the Holders are not sufficient to cover all amounts owing in respect of the principal of, and interest and any Additional Amounts on, such Notes), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and interest and any Additional Amounts on, such Notes when such payments are due from such trust fund;

(ii) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(iv) this Section 8.02.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 below with respect to the Notes.

Section 8.03 Covenant Defeasance.

(a) This Section 8.03 shall apply to all outstanding Notes at the Company’s election upon compliance with the conditions set forth in Section 8.04.

(b) Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.06, 4.09 and 4.10 hereof, and Section 5.01 and Section 3.09 hereof, with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”); provided, however, that Covenant Defeasance will not be effective until such time as Events of Default contained in Section 6.01(vi) no longer apply, and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(iii) hereof, but, except as specified above, the remainder of this Indenture, and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the Events of Default described under clauses (iii) and (v) of Section 6.01 and the Events of Default described under clauses (vi) of Section 6.01 (but only with respect to Significant Subsidiaries of the Company), in each case, will no longer constitute an Event of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or Section 8.03 hereof to the outstanding Notes:

(A) the Company must irrevocably deposit with the Trustee (or other qualifying trustee), as trust funds, in trust solely for the benefit of the Holders, money and U.S. government or U.S. government agency notes or bonds, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized investment bank, appraisal firm or firms of independent public accountants selected by, and at the expense of, the Company, to pay the principal of and interest (and any Additional Amounts) on the Notes on the scheduled due dates or on the applicable Redemption Date, as the case may be, provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. legal tender or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes;

(B) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the IRS a ruling or (B) since the date of this Indenture, there has been a change in the current U.S. federal income tax law or interpretation, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not be taxed on the Notes any differently than if the Company did not make the deposit and repaid the Notes itself;

(C) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Company may make such deposit without causing the Holders to be taxed on the Notes any differently then if the Company did not make the deposit and repaid the Notes itself;

(D) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting solely from the borrowing of funds to be applied to such deposit);

(E) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit);

(F) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(G) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers’ Certificate, clauses (i) through (vi) and, in the case of the Opinion of Counsel, clauses (ii) and/or (iii) and (v) of this Section 8.04 have been complied with.

Section 8.05 Application of Trust Money.

The Trustee or Paying Agent, as applicable, shall hold in trust all money deposited with it pursuant to Section 8.01 and Section 8.04 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Notes.

Section 8.06 Repayment to Company.

Subject to Sections 8.01, 8.02, 8.03, 8.04, 8.05 and 8.07, the Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, or Additional Amounts on, the Notes. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the Notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in Dublin, Ireland or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 8.01, 8.02, 8.03 and 8.05 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01, 8.02, 8.03 and 8.05 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.01, 8.02, 8.03 and 8.05; provided, however, that if the Company has made any payment of amounts due with respect to any Notes because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

Section 9.01 Without Consent of Holders.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder:

(i) to secure the obligations of the Company in respect of the Notes;

(ii) to evidence the assumption of the Company’s obligations hereunder and the Notes by a successor upon the consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets in accordance herewith;

(iii) to add to the covenants of the Company described in this Indenture for the benefit of Noteholders or to surrender any right or power conferred upon the Company; and

(iv) make such provisions as necessary (as determined in good faith by the Board of Directors of the Company) for the issuance of Additional Notes.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Notes to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder in any material respect.

Section 9.02 With Consent of Holders.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Notes may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Noteholder. Notwithstanding anything herein to the contrary, without the consent of Holders of ninety percent (90%) or more of the aggregate principal amount of the outstanding Notes, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a) change the stated maturity of the principal of, or the payment date of any installment of interest on, any Note;

(b) reduce the principal amount of, or any premium, interest or Additional Amount on, any Note;

(c) change the place, manner or currency of payment of principal of, or any premium, interest on, any Note;

(d) impair the right to institute suit for the enforcement of any payment on any Note;

(e) modify the provisions of Section 2.18 in a manner adverse to Holders;

(f) reduce the percentage of the aggregate principal amount of the outstanding Notes of that series whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Notes;

(g) reduce the percentage of the aggregate principal amount of the outstanding Notes whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Notes or a waiver of any Default or Event of Default; or

(h) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Noteholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03 [Reserved].

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective with respect to the Notes, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Note that evidences the same debt as the consenting Holder’s Note, every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Nothing in this Section 9.04 shall impair the Company’s rights pursuant Section 9.01 to amend this Indenture or the Notes without the consent of any Noteholder in the manner set forth in, and permitted by, such Section 9.01.

Section 9.05 Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note as directed and prepared by the Company about the changed terms and return it to the Holder.

Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.06 Trustee Protected.

The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the rights, duties, liabilities or immunities of the Trustee. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer’s Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

Section 9.07 Effect of Supplemental Indentures.

Upon the due execution and delivery of any supplemental indenture in accordance with this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Sections 9.02 and 9.04, every Holder of Notes shall be bound thereby.

ARTICLE X

MISCELLANEOUS

Section 10.01 [Reserved].

Section 10.02 Notices.

Any notice or communication by the Company or the Trustee to one another shall be deemed to be duly given if made in writing and delivered:

(A) by hand (in which case such notice shall be effective upon delivery);

(B) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

(C) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service),

in each case to the other party’s address or facsimile number, as applicable, set forth in this Section 10.02. Each of the Company and the Trustee, by notice to the other, may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time. If the Trustee is required, pursuant to the express terms of this Indenture or the Notes, to mail a notice or communication to Holders, the Trustee shall also mail a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

Millipore Corporation

290 Concord Road

Billerica, MA 01821

Attn: General Counsel

Facsimile: +1-978-715-1382

Phone: +1-978-715-1535

The Trustee’s address is:

Citibank, N.A.

Attention: Agency & Trust

14th Floor, Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB

U.K.

Facsimile: +44 20 7500 5877

Phone: +44 20 7508 0295

The Principal Paying Agent’s address is:

Citibank, N.A.

Attention: Bond Desk

21st Floor, Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB

U.K.

Facsimile: +44 20 7508 3872

Phone: +44 20 7508 3809

The Irish Paying Agent’s address is:

Citibank International plc

Attention: Global Securities Services

1 North Wall Quay

Dublin 1

Ireland

Facsimile: +353 1 622 2222

Phone: +353 1 622 2000

Section 10.03 [Reserved].

Section 10.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officer’s Certificate stating that, in the opinion of the signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officer’s Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer’s Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

Section 10.05 Statements Required in Certificate or Opinion.

Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

Section 10.07 Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the state of New York, the City of London, in the country of England, the City of Dublin, in the country of Ireland or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

A “Business Day” is a day other than a Legal Holiday.

Section 10.08 Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 10.09 Governing Law.

The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Notes. The parties agree that the courts of New York are the most appropriate and convenient courts to settle any dispute and, accordingly, that they will not argue to the contrary and hereby submit to the exclusive jurisdiction of the New York courts.

Section 10.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.11 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.12 Separability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 10.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.14 No Personal Liability of Directors, Officers, Employees or Stockholders.

None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Notes or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issuance of the Notes.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

MILLIPORE CORPORATION

By:	/s/ Kathleen B. Allen
Name: Kathleen B. Allen
Title: Vice President and Chief Financial Officer

CITIBANK, N.A., as Trustee, Principal Paying Agent and Registrar

By:	/s/ Peter Larsen
Name: Peter Larsen
Title: Vice President

CITIBANK INTERNATIONAL PLC, as Irish Paying Agent

By:	/s/ Peter Larsen
Name: Peter Larsen
Title: Authorised Signatory

EXHIBIT A

[Face of Note]

MILLIPORE CORPORATION

Certificate No.

[INSERT PRIVATE PLACEMENT LEGEND, GLOBAL NOTE LEGEND]

5.875% Senior Note due 2016

ISIN                  Common Code

Millipore Corporation, a Massachusetts corporation (the “Company”), for value received, hereby promises to pay to                 , or its registered assigns, the principal sum of                 euros (€            ) on June 30, 2016 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: June 30 and December 30, with the first payment to be made on December 30, 20061.

Record Dates: June 15 and December 15

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

[1]	In the case of the Initial Notes.

IN WITNESS WHEREOF, Millipore Corporation has caused this instrument to be duly signed.

MILLIPORE CORPORATION

By:
Name:
Title:

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF NOTE]

MILLIPORE CORPORATION

5.875% Senior Note due 2016

1. Interest. Millipore Corporation, a Massachusetts corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above, plus any Additional Amount. The Company will pay interest, payable semi-annually in arrears, on June 30 and December 30 of each year, with the first payment to be made on December 30, 20062. Interest on the Notes will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, June 30, 2006, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Maturity. The Notes will mature on June 30, 2016.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Notes to the persons who are Holders of record of Notes at the close of business on the record date set forth on the face of this Note next preceding the applicable interest payment date. Holders must surrender Notes to a Paying Agent to collect the principal amount, Redemption Price or Change of Control Purchase Price of the Notes, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption or Purchase Upon a Change of Control, as the case may be, plus, if applicable, any Additional Amounts then payable, if any. The Company will pay, in Euro that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Notes, which amounts shall be paid (A) in the case this Note is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Note is held, other than global form, by a Holder of more than five million euros (€5,000,000) in aggregate principal amount of Notes, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case this Note is held, other than global form, by a Holder of five million euros (€5,000,000) or less in aggregate principal amount of Notes, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4. Paying Agent, Registrar. Initially, Citibank, N.A. (the “Trustee”) will act as Principal Paying Agent and Registrar. The Company may change any Paying Agent or Registrar in accordance with the terms of the Indenture.

5. Indenture. The Company issued the Notes under an Indenture dated as of June 30, 2006 (the “Indenture”) among the Company, Citibank, N.A., as trustee (the “Trustee”), principal paying agent and registrar, and Citibank International plc, as the Irish paying agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Initial Notes are senior unsecured obligations of the Company. The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

[2]	In the case of the Initial Notes.

6. Redemption. (a) The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date, to redeem all or any part of the Notes at a price payable in cash equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the Reference German Bund Dealers, (a) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the Redemption Date) discounted to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Bund Rate, plus 50 basis points, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, plus any Additional Amounts then payable, if any; provided, however, that in no event shall any Redemption Date be a Legal Holiday; provided, further, that if the Redemption Date with respect to a Note is on or after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Note at the close of business on such record date, and the Holder surrendering such Note for Redemption shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such record date.

(b) In addition, if the Serologicals Merger is not consummated, then the Company shall, on or before October 31, 2006, redeem all of the Notes at a price payable in cash equal to one hundred and one percent (101%) of the principal amount of the Notes to be so redeemed, plus any accrued and unpaid interest to, but excluding, such Redemption Date, plus any Additional Amounts then payable; provided, however, that in no event shall any Redemption Date be a Legal Holiday; provided, further, that if the Redemption Date with respect to a Note is on or after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Note at the close of business on such record date, and the Holder surrendering such Note for Redemption shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such record date.

(c) In addition, if certain tax events described in Section 3.10 of the Indenture occur, the Company shall have the right, at the Company’s option, to redeem the Notes in whole, but not in part, at a price payable in cash equal to one hundred percent (100%) of the outstanding principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, such Redemption Date, plus any Additional Amounts then payable with respect to such Notes; provided, however, that in no event shall any Redemption Date be a Legal Holiday; provided, further, that if the Redemption Date with respect to a Note is on or after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Note at the close of business on such record date, and the Holder surrendering such Note for Redemption shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such record date.

7. Notice of Redemption. Notice of (i) Redemption (including without limitation a Tax Redemption) will be mailed at least twenty (20) days but not more than sixty (60) days and (ii) a Serologicals Redemption will be mailed at least ten (10) but not more than thirty (30) days, in each case, before the Redemption Date to each Holder of Notes to be redeemed at its address appearing in the Note register. No notes will be redeemed in part if the resulting note would have a minimum denomination that is less than €50,000. Notes may be redeemed in part but only in integral multiples of €1,000 principal amount. Notes redeemed pursuant to a Tax Redemption must be redeemed in whole.

8. Repurchase at Option of Holder Upon a Change of Control. Subject to the terms and conditions of the Indenture, in the event of a Change of Control, each Holder of the Notes shall have the right, at the Holder’s option, to require the Company to purchase all but not less than all of such Holder’s Notes on a date selected by the Company (the “Change of Control Purchase Date”), which date is no later than ninety (90) days, nor earlier than twenty (20) days, after the date on which notice of such Change of Control is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred and one percent (101%) of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, on such Notes to, but excluding, the Change of Control Purchase Date, plus any Additional Amounts then payable on such Notes; provided, however, that if such Change of Control Purchase Date with respect to a Note is on or after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Notes at the close of business on such record date, and the Holder requiring the Company to purchase such Notes will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Notes at the close of business on such record date.

9. Denominations, Transfer, Exchange. The Notes are in registered form, without interest coupons, in denominations of €50,000 principal amount and integral multiples of €1,000 in excess thereof without coupons. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business twenty (20) days before the mailing of a notice of redemption of the Notes selected for Redemption under Section 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of twenty (20) days before selecting, pursuant to Section 3.03 of the Indenture, Notes to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Notes being redeemed or repurchased in part.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

11. Merger or Consolidation. Except as provided in the Indenture, the Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation, partnership or trust organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) such person expressly assumes by supplemental indenture all the obligations of the Company under the Notes and the Indenture; and (iii) immediately after giving effect to the transaction or series of transactions, no Default or Event of Default shall exist.

12. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder: (i) to evidence the assumption of the Company’s obligations under the Indenture and the Notes by a successor upon the consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets in accordance therewith; (ii) to secure the obligations of the Company in respect of the Notes; (iii) to add to the covenants of the Company described in the Indenture for the benefit of Noteholders or to surrender any right or power conferred upon the Company; and (iv) make such provisions as necessary (as determined in good faith by the Board of Directors of the Company) for the issuance of Additional Notes. In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Notes to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder in any material respect.

13. Defaults and Remedies. If an Event of Default (excluding an Event of Default specified in Section 6.01(vi) of the Indenture with respect to the Company (but including an Event of Default specified in Section 6.01(vi) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the Notes to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest (and any Additional Amounts then payable) on, all Notes shall be due and payable immediately. If an Event of Default specified in Section 6.01(vi) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(vi) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest (and any Additional Amounts then payable) on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal, premium or interest (and Additional Amounts) that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 of the Indenture have been paid.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Note, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

14. Additional Amounts. With certain exceptions, the Company will pay to each holder of a Note who is a Non-U.S. Person (as defined in Section 4.11(C) of the Indenture) additional amounts (“Additional Amounts”) as may be necessary so that every net payment of principal and interest (including, in each case, for this purpose, Additional Amounts) on the Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or any taxing authority thereof or therein, will not be less than the amount that would have been received if such tax, assessment or other governmental charge had not been deducted or withheld.

15. Legal Defeasance and Covenant Defeasance. If the Company at any time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

16. Trustee’s Dealings with the Company. The Trustee and each banking institution, if any, serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Millipore Corporation

290 Concord Road

Billerica, MA 01821

Attention: General Counsel

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER _________________________________________

_________________________________________________________________________________________________________________________________________________

(please print or type name and address)

_________________________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________________________

the within Note and all rights thereunder, and hereby irrevocably constitute and appoint

_________________________________________________________________________________________________________________________________________________

Attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:

____________________________________________________________________________________________________

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Notes Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:_________________________________________________________________________________________________________________________________

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	to the Company or any Subsidiary thereof, or

(2)	pursuant to, and in compliance with, the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended, or

(3)	pursuant to, and in compliance with, the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or

(4)	pursuant to, and in compliance with, an exemption from registration under the Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(5)	pursuant to an effective registration statement under the Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that this Note is not being transferred to an “affiliate” of the Company (an “Affiliate”) as defined in Rule 144 under the Securities Act of 1933, as amended:

☐    The transferee is an Affiliate of the Company. (If the Note is transferred to an Affiliate, the restrictive legend must remain on the Note for at least two (2) years following the date of the transfer.)

Unless one of the items (1) through (5) is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications and other information as the Registrar or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

PURCHASE NOTICE

Certificate No. of Note:

If you want to elect to have this Note purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐

Date:	Signature(s): _____________________________________________ (Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:

_____________________________________________

(All signatures must be guaranteed by a guarantor

institution participating in the Notes Transfer Agents

Medallion Program or in such other guarantee program

acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE3

The following exchanges of a part of this Global Note for an interest in another Global Note or for Notes in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of Increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature or authorized signatory of Trustee or Note Custodian

[3]	This is included in Global Securities only.

EXHIBIT B-1

FORM OF PRIVATE PLACEMENT LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS EITHER (A) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) A NON-U.S. PURCHASER THAT IS OUTSIDE THE UNITED STATES (OR A NON-U.S. PURCHASER THAT IS A DEALER OR OTHER FIDUCIARY ACTING ON A DISCRETIONARY BASIS FOR NON-U.S. PURCHASERS), AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1-1

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL NOTE

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) OR CLEARSTREAM BANKING SOCIÉTÉ ANONYME (“CLEARSTREAM”) TO THE COMPANY OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CITIVIC NOMINEES LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY FOR EUROCLEAR OR CLEARSTREAM OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF CITIVIC NOMINEES LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY FOR EUROCLEAR OR CLEARSTREAM OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CITIVIC NOMINEES LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY FOR EUROCLEAR OR CLEARSTREAM, HAS AN INTEREST HEREIN.

E-1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM

RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to Section 2.16 of the Indenture)

Citibank, N.A.

14th Floor, Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB

RE:	5.875% Senior Notes due 2016
(the “Notes”) of Millipore Corporation

Reference is hereby made to the Indenture dated as of June 30, 2006 (the “Indenture”) between Millipore Corporation and Citibank, N.A., as Trustee, Registrar and Principal Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to €             (being in a denomination of €50,000 and in an integral multiple of €1,000 in excess thereof) principal amount of Notes beneficially held through interests in the Rule 144A Global Note (ISIN: XS0258795037; Common Code: 025879503) with Euroclear and Clearstream in the name of              (the “Transferor”), account number             . The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Rule 144A Global Note be transferred or exchanged for an interest in the Regulation S Global Note (ISIN: XS0258796274; Common Code: 025879627) in the same principal denomination and transfer to              (account no.             ). If this is a partial transfer, an amount of €50,000 and any integral multiple of €1,000 in excess thereof of the Rule 144A Global Note will remain outstanding.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and:

(A) the offer of the Notes was not made to a person in the United States;

(B) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

(C) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(D) we have advised the transferee of the transfer restrictions applicable to the Notes; and

(E) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:

[Name of Transferor]
By:
Name:
Title:
Telephone No.:

Please print name and address (including postal code)

C-2